SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

PSB Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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☐ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

☐ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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October 2, 2006

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of PSB Holdings, Inc. (the “Company”). The Company is the holding company of Putnam Savings Bank, and our common stock is traded on the NASDAQ Global Market under the symbol “PSBH.” The Annual Meeting will be held at the Community Room of Quinebaug Valley Community College, located at 742 Upper Maple Street, Danielson, Connecticut, at 11:00 a.m., Connecticut Time, on Friday, November 3, 2006.

The enclosed Notice of Annual Meeting and proxy statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of the Company. Executive officers of the Company, as well as a representative of our independent auditors, will be present to respond to any questions that stockholders may have.

The Annual Meeting is being held so that stockholders may consider the election of directors and the ratification of the appointment of Whittlesey & Hadley, P.C. as the Company’s independent registered public accounting firm for fiscal year 2007. For the reasons set forth in the proxy statement, the Board of Directors unanimously recommends that you elect the five recommended nominees as directors and vote “FOR” the appointment of Whittlesey & Hadley, P.C. as the Company’s independent registered public accounting firm.

On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares that you own.

Sincerely,

Thomas A. Borner

Chairman and Chief Executive Officer

PSB Holdings, Inc.

40 Main Street

Putnam, Connecticut 06260

(860) 928-6501

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On November 3, 2006

Notice is hereby given that the Annual Meeting of Stockholders of PSB Holdings, Inc. (the “Company”) will be held at the Community Room of Quinebaug Valley Community College, located at 742 Upper Maple Street, Danielson, Connecticut, on Friday, November 3, 2006 at 11:00 a.m., Connecticut Time.

A Proxy Card and a proxy statement for the Annual Meeting are enclosed.

The Annual Meeting is for the purpose of considering and acting upon:

1.	The election of five directors to the Board of Directors;

2.	The ratification of the appointment of Whittlesey & Hadley, P.C. as the independent registered public accounting firm for the Company for the fiscal year ending June 30, 2007; and

such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on September 18, 2006, are the stockholders entitled to vote at the Annual Meeting, and at any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available at 40 Main Street, Putnam, Connecticut, for a period of ten days prior to the Annual Meeting and will also be available for inspection at the meeting itself.

EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE PERSONALLY AT THE ANNUAL MEETING.

By Order of the Board of Directors

Barbara L. McGarry

Secretary

October 2, 2006

A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

PROXY STATEMENT

PSB Holdings, Inc.

40 Main Street

Putnam, Connecticut 06260

(860) 928-6501

ANNUAL MEETING OF STOCKHOLDERS

November 3, 2006

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of PSB Holdings, Inc. (the “Company”) to be used at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”), which will be held at the Community Room of Quinebaug Valley Community College, located at 742 Upper Maple Street, Danielson, Connecticut, on Friday, November 3, 2006, at 11:00 a.m., Connecticut Time, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about October 2, 2006.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted “FOR” the proposals set forth in this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters in such manner as shall be determined by a majority of the Board of Directors.

A proxy may be revoked at any time prior to its exercise by sending written notice of revocation to the Secretary of the Company at the address shown above, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the Annual Meeting. The presence at the Annual Meeting of any stockholder who had returned a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

VOTING PROCEDURES AND METHODS OF COUNTING VOTES

Holders of record of the Company’s common stock, par value $0.10 per share, as of the close of business on September 18, 2006 (the “Record Date”) are entitled to one vote for each share then held. As of the Record Date, the Company had 6,943,125 shares of common stock issued and 6,805,842 shares outstanding, 3,729,846 of which were held by Putnam Bancorp, MHC (the “Mutual Holding Company”), and 3,075,996 of which were held by stockholders other than the Mutual Holding Company. The presence in person or by proxy of a majority of the total number of shares of common stock outstanding and entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present. In the event there are not sufficient votes for a quorum, or to approve or ratify any matter being presented at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies. However, the presence by proxy of the Mutual Holding Company’s shares will assure a quorum is present at the Annual Meeting.

In accordance with the provisions of the Company’s Charter, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit. The Limit does not apply to shares of common stock held by the Mutual Holding Company.

As to the election of directors, the Proxy Card being provided by the Board of Directors enables a stockholder to vote FOR the election of the five nominees proposed by the Board, or to WITHHOLD AUTHORITY to vote for the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld.

As to the ratification of Whittlesey & Hadley, P.C. as the Company’s independent registered public accounting firm, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on the ratification. The ratification of this matter shall be determined by a majority of the shares present and voting, without regard to broker non-votes or proxies marked ABSTAIN.

Management of the Company anticipates that the Mutual Holding Company, the majority stockholder of the Company, will vote all of its shares in favor of all the matters set forth above. If the Mutual Holding Company votes all of its shares in favor of the election of the five nominees proposed by the Board and in favor of the ratification of Whittlesey & Hadley, P.C. as the Company’s independent registered public accounting firm, the approval of each such proposal would be assured.

Proxies solicited hereby will be returned to the Company and will be tabulated by an Inspector of Election designated by the Board of Directors of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Persons and groups who beneficially own in excess of 5% of the common stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding such ownership. The following table sets forth, as of the Record Date, the shares of common stock beneficially owned by each person who was the beneficial owner of more than 5% of the Company’s outstanding shares of common stock, and all directors and executive officers of the Company as a group.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership(1)	Percent of Shares of Common Stock Outstanding
Principal Stockholders:

Putnam Bancorp, MHC 40 Main Street Putnam, Connecticut 06260	3,729,846	54.8%

Putnam Bancorp, MHC(2) and all Directors and Executive Officers as a group (9 persons)	4,038,899	59.3%

(1)	For purposes of this table, a person is deemed to be the beneficial owner of shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose of or direct the disposition of shares. The table includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.
(2)	The Company’s executive officers and directors are also executive officers and directors of Putnam Bancorp, MHC. Excluding shares held by Putnam Bancorp, MHC, the Company’s executive officers and directors owned an aggregate of 309,053 shares, or 4.6% of the outstanding shares.

PROPOSAL 1—ELECTION OF DIRECTORS

The Company’s Board of Directors consists of nine members, and is divided into three classes, with one class of directors elected each year. Directors of the Company are generally elected to serve for a three-year period and until their respective successors have been elected and qualified. However, at the Annual Meeting, the Board of Directors has nominated five individuals to stand for election as directors: (i) Thomas A. Borner, Richard A. Loomis, and John P. Miller, each to serve for a three-year term and until his successor has been elected and shall qualify; (ii) Charles W. Bentley, Jr., to serve for a one-year term and until his successor has been elected and shall qualify; and (iii) Robert J. Halloran, Jr., to serve for a two-year term and until his successor has been elected and shall qualify.

The table below sets forth certain information as of September 18, 2006 regarding the composition of the Company’s Board of Directors, including the terms of office of Board members, and information regarding the executive officers of the Company and of Putnam Savings Bank, the Company’s principal operating subsidiary. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Annual Meeting for the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees would be unable to serve if elected. Except as indicated herein, there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED IN THIS PROXY STATEMENT.

Name(1)	Age(4)	Positions Held	Director Since(2)	Current Term to Expire	Shares of Common Stock Beneficially Owned on Record Date(3)		Percent of Class
NOMINEES
Charles W. Bentley, Jr.	53	Director	2006	2006	—		—
Thomas A. Borner	52	Chairman of the Board and Chief Executive Officer	1987	2006	113,939		1.7
Robert J. Halloran, Jr.	52	Director and President and Chief Financial Officer	2006	2006	21,875		0.3
Richard A. Loomis	48	Director	2002	2006	26,133		0.4
John P. Miller	48	Director	2006	2006	2,000		0.0

DIRECTORS CONTINUING IN OFFICE
Paul M. Kelley	55	Director	1993	2007	39,289		0.6
Charles H. Puffer	55	Director	1984	2007	39,289		0.6
Maurice P. Beaulac	71	Director	1985	2008	39,289		0.6
Mary E. Patenaude	61	Director	1991	2008	27,239		0.4
All directors and executive officers as a group (9 persons)					309,053	(5)	4.6%

(1)	The mailing address for each person listed is 40 Main Street, Putnam, Connecticut 06260. Each of the persons listed is also a director of Putnam Bancorp, MHC, which owns the majority of the Company’s issued and outstanding shares of common stock.

(2)	Except for Messrs. Miller, Bentley and Halloran, reflects initial appointment to the Board of Trustees of the mutual predecessor to Putnam Savings Bank.
(3)	See definition of “beneficial ownership” in the table “Security Ownership of Certain Beneficial Owners.”
(4)	As of September 18, 2006.
(5)	Includes 415 shares of common stock allocated to the accounts of executive officers under Putnam Savings Bank’s ESOP. Under the terms of the ESOP, shares of common stock allocated to the accounts of employees are voted in accordance with the instructions of the respective employees. Unallocated shares are voted by the ESOP trustee in the manner calculated to most accurately reflect the instructions it has received from the participants regarding the allocated shares, unless its fiduciary duties require otherwise.

The principal occupation during the past five years of each director, nominee for director and executive officer of the Company is set forth below. All such persons have held their present positions for five years unless otherwise stated.

Directors

Charles W. Bentley, Jr. is Owner and Chief Executive Officer of Colt’s Plastics Company, Inc. in Dayville, Connecticut, where he has been employed for the last thirty-five years. Colt’s Plastics is recognized as a global market leader in the plastics industry.

Maurice P. Beaulac is retired. Mr. Beaulac was formerly with Beaulac’s Pharmacy, Inc., located in Thompson, Connecticut, where he served as President.

Thomas A. Borner is Chairman of the Board and Chief Executive Officer of the Company and of Putnam Savings Bank. Mr. Borner has served as a Director and Chairman of the Board of the Company since its formation in 2003, as a director of the Bank since 1987 and as Chairman of the Board of the Bank since 1992. In addition, Mr. Borner was Interim Chief Executive Officer of the Bank from 1999 to 2000. Since October 2005, Mr. Borner has been principal of the law offices of Thomas A. Borner, located in Putnam, Connecticut. Prior to October 2005, Mr. Borner served as “of counsel” to the law firm of Borner Scola Hill Baruti Vancini & Smith, located in Putnam, Connecticut.

Robert J. Halloran, Jr. is President and Chief Financial Officer of Putnam Savings Bank and the Company. He joined Putnam Savings Bank and the Company in 2004 and, until his appointment as President in June 2006, served as Senior Vice President and Chief Financial Officer of Putnam Savings Bank and Vice President and Treasurer of the Company. Prior to joining Putnam Savings Bank and the Company, Mr. Halloran served as Chief Financial Officer of Commerce Bank & Trust Company.

Paul M. Kelly is the Treasurer of Kelly’s Tire, Inc., an automotive tire retail business, located in Putnam, Connecticut.

Richard A. Loomis is the owner and operator of Loomis Real Estate located in Putnam, Connecticut.

John P. Miller is the President and Owner of the National Chromium Company, Inc., a metal finishing company that specializes in chromium and nickel coatings, servicing accounts across the United States. Mr. Miller, an MBA, also serves as Adjunct Instructor of Business Management at Quinebaug Valley Community College, located in Danielson, Connecticut.

Mary E. Patenaude is the owner and sole proprietor of Pomfret Spirit Shoppe, located in Pomfret, Connecticut.

Charles H. Puffer is the owner and operator of Leschke-Puffer Insurance Agency, Inc. located in Putnam, Connecticut.

Ownership Reports by Officers and Directors

The common stock of the Company is registered with the SEC pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Officers and directors of the Company and beneficial owners of greater than 10% of the Company’s common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4 and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership of the common stock. SEC rules require disclosure in the Company’s Proxy Statement or Annual Report on Form 10-KSB of the failure of an officer, director or 10% beneficial owner of the Company’s common stock to file a Form 3, 4, or 5 on a timely basis. Based on the Company’s review of such ownership reports, the Company believes that no officer or director of the Company failed to timely file such ownership reports for the fiscal year ended June 30, 2006.

Board Independence

The Board of Directors has determined that, except for Messrs. Borner and Halloran, each member of the Board is an “independent director” within the meaning of the NASDAQ corporate governance listing standards. Messrs. Borner and Halloran are not considered independent because they serve as executive officers of the Company.

Meetings and Committees of the Board of Directors

General. The business of the Company is conducted at regular and special meetings of the full Board and its standing committees. The standing committees consist of the Compensation Committee and the Audit Committee. During the year ended June 30, 2006, the Board of Directors of the Company held twenty-one meetings. No member of the Board or any committee thereof attended fewer than 75% of said meetings. Executive sessions of independent directors are held on a regularly scheduled basis. While the Company has no formal policy on director attendance at annual meetings of stockholders, all directors are encouraged to attend. Eight of the then current directors attended last year’s Annual Meeting of Stockholders.

Compensation Committee. The Compensation Committee consists of directors Paul M. Kelly, Mary E. Patenaude and Charles H. Puffer. Each member of the Compensation Committee is considered “independent” as defined in the NASDAQ corporate governance listing standards. The Compensation Committee met three times during the fiscal year ended June 30, 2006 and determines compensation of the Company’s executive officers.

Nomination Procedures. The Board of Directors of the Company has not established a separate standing Nomination Committee of the Board. Instead, nominations for director must be approved by a majority of the Board of Directors and a majority of the independent directors of the Board of Directors. The Board of Directors believes that it is the responsibility of the entire Board of Directors to participate in the identification, evaluation, recruitment and selection of qualified directors and, therefore, has not delegated this function to a committee of the Board.

The Board of Directors intends to identify nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, or if the Board decides not to re-nominate a member for re-election, or if the size of the Board is increased, the Board would solicit suggestions for director candidates from all Board members. In addition, the Board may engage a third party to assist in the identification of director nominees. The Board would seek to identify a candidate with consideration of the following criteria:

•	Contributes to the range of talent, skill and expertise appropriate for the Board;

•	Financial, regulatory and business experience, knowledge of banking and financial services industries;

•	Familiarity with the operations of public companies and ability to understand financial statements;

•	Familiarity with the Company’s market area and participation and ties to local businesses and local civic, charitable and religious organizations;

•	The ability to represent the best interests of the stockholders of the Company and the best interest of the institution;

•	The ability to devote sufficient time and energy to the performance of his or her duties;

•	Independence under applicable Securities and Exchange Commission and listing definitions; and

•	Current equity holdings in the Company.

Finally, if a nominee is sought for service on the audit committee, the financial and accounting expertise of a candidate, including whether the individual qualifies as an audit committee financial expert, would be taken into account.

Procedures for the Nomination of Directors by Stockholders. The Board of Directors has adopted procedures for the submission of director nominees by stockholders. If a determination is made that an additional candidate is needed for the Board, the Board of Directors will consider candidates submitted by the Company’s stockholders. Stockholders can submit qualified names of candidates for director by writing to our Corporate Secretary, at 40 Main Street, Putnam, Connecticut 06260. The Corporate Secretary must receive a submission not less than five days prior to the date of the Annual Meeting. The submission must include the following information:

•	the name and address of the stockholder as they appear on the Company’s books, and number of shares of the Company’s common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•	the name, age, address and contact information for the candidate, as well as a statement of the candidate’s occupation or employment; and

•	a written consent that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Submissions that are received and that meet the criteria outlined above are forwarded to the Chairman of the Board for further review and consideration. A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in this Proxy Statement under the heading “Stockholder Proposals.”

Stockholder Communications with the Board. A stockholder of the Company who wishes to communicate with the Board or with any individual director may write to the Corporate Secretary of the Company, 40 Main Street, Putnam, Connecticut 06260, Attention: Board Administration. The letter should indicate that the author is a stockholder and if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

•	forward the communication to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly, for example where it is a request for information about the Company or a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board meeting, management will present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

The Audit Committee. The Audit Committee consists of directors Paul M. Kelly, Mary E. Patenaude and Richard A. Loomis. Each member of the Audit Committee is considered “independent” as defined in the NASDAQ corporate governance listing standards and under SEC Rule 10A-3. The Board of Directors has determined that director Paul M. Kelly qualifies as an “audit committee financial expert” as that term is defined by the rules and regulations of the SEC. The duties and responsibilities of the Audit Committee include, among other things:

•	retaining, overseeing and evaluating a firm of independent certified public auditors to audit the Company’s annual financial statements;

•	in consultation with the independent auditors and the internal auditor, reviewing the integrity of the Company’s financial reporting processes, both internal and external;

•	approving the scope of the audit in advance;

•	reviewing the financial statements and the audit report with management and the independent auditors;

•	considering whether the provision by the external auditors of services not related to the annual audit and quarterly reviews is consistent with maintaining the auditor’s independence;

•	reviewing earnings and financial releases and quarterly reports filed with the SEC;

•	consulting with the internal audit staff and reviewing management’s administration of the system of internal accounting controls;

•	approving all engagements for audit and non-audit services by the independent auditors; and

•	reviewing the adequacy of the Audit Committee charter.

The Audit Committee met four times during the fiscal year ended June 30, 2006. The Audit Committee reports to the Board on its activities and findings. The Board of Directors has adopted a written charter for the Audit Committee, which was appended to the 2005 Annual Meeting Proxy Statement as Appendix A and which is available at the Company’s website at www.putnamsavings.com .

Audit Committee Report

The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report shall not be deemed “soliciting material,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Securities and Exchange Act of 1934, as amended.

The Audit Committee has prepared the following report for inclusion in this Proxy Statement:

As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended June 30, 2006;

•	Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

•	Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence. In addition, the Audit Committee approved the appointment of Whittlesey & Hadley, P.C. as the Company’s independent auditors for the fiscal year ending June 30, 2007, subject to the ratification of the appointment by the stockholders.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended June 30, 2006.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:

Paul M. Kelly

Mary E. Patenaude

Richard A. Loomis

Code of Ethics

The Company has adopted a Code of Ethics that is applicable to the Company’s officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is available on the Company’s website at www.putnamsavings.com. Amendments to and waivers from the Code of Ethics will also be disclosed on the Company’s website.

Directors’ Compensation

The Company currently pays no fees for service on the Board of Directors or Board committees. Putnam Savings Bank pays each non-employee director an annual retainer of $8,000 and $300 for each board meeting that he/she attends. All non-employee Board committee members receive a fee of $150 for each committee meeting attended except that committee chairpersons receive a fee of $200 for each committee meeting attended. Putnam Savings Bank paid fees totaling $123,950 to directors for the fiscal year ended June 30, 2006.

Executive Compensation

The following table sets forth for the fiscal years ended June 30, 2006, 2005 and 2004, certain information as to the total remuneration paid by the Bank to each of the individuals who served in the position of Chief Executive Officer of the Bank and the Company during fiscal year 2006, and to the only other executive officer of the Company whose total annual salary and bonus exceeded $100,000 for fiscal year 2006 (the “named executive officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Years Ended June 30,	Annual Compensation			Long-Term Compensation Awards			All Other Compensation $(1)
		Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Options/ SARs (#)	Payouts

Thomas A. Borner, Chairman and Chief Executive Officer(2)	2006	60,923	17,445	—	360,623	61,238	—	5,289

Robert G. Cocks, Jr., President and Chief Executive Officer(2)	2006 2005 2004	167,260 165,000 144,000	— 11,885 20,440	— — —	216,378 — —	61,238 — —	— — —	2,860 14,616 13,927

Robert J. Halloran, Jr.,(3) President and Chief Financial Officer	2006 2005 2004	109,919 102,448 1,923	8,026 7,307 —	— — —	100,976 — —	34,021 — —	— — —	8,949 1,148 —

(1)	Consists of profit sharing plan contributions of $4,920, $0 and $7,102, 401(k) plan contributions of $0, $1,816 and $515, and life insurance premiums of $369, $1,044 and $1,332, paid by Putnam Savings Bank to or on behalf of Messrs. Borner, Cocks and Halloran, respectively, in fiscal year 2006.

(2)	Mr. Borner was appointed Chief Executive Officer of the Company and Putnam Savings Bank on January 18, 2006, succeeding Mr. Cocks in that position. Mr. Cocks resigned as President and as a director of the Company, effective June 7, 2006. In connection with these resignations, Mr. Cocks forfeited awards granted to him under the Company’s 2005 Stock-Based Incentive Plan.
(3)	Mr. Halloran was first appointed as an officer during the 2004 fiscal year.

Benefit Plans

Insurance Plan. Putnam Savings Bank provides its full-time officers and employees with health and life insurance through Anthem Blue Cross & Blue Shield, Fort Dearborn Life Insurance Co., and GE Group Life Assurance Co.

Deferred Compensation Retirement Plan. Putnam Savings Bank maintains a deferred compensation retirement plan for the benefit of directors designated by the board to participate in the plan. The plan was frozen as of July 1, 2004, and no further contributions have been made to the plan since that date. Prior to July 1, 2004, a participant was allowed to defer a portion of his annual compensation in the form of a percentage or dollar amount. The election, once made for a plan year, was irrevocable for that plan year. Deferrals under the plan are credited to an account for the participant. In its discretion, Putnam Savings Bank was entitled to make a contribution to the account of any participant for any plan year. As of each valuation date, the participants’ accounts have been credited with an investment return equal to the New York prime rate of interest, compounded monthly.

Participants are fully vested in their accounts at all times. The participant’s account will be distributed to the participant (or the participant’s beneficiary in the event of death) in periodic installments (at least annually) as elected by the participant or the participant’s beneficiary. In the event the annual installment exceeds $10,000, the maximum distribution period will be ten years. In the event the participant’s account is less than $10,000, distribution will be made in a lump sum. Distribution will be made within 60 days of a participant’s normal or late retirement. In the event of termination of service due to disability, distribution will be made within 60 days following the close of the plan year in which termination of service occurs. In the event a participant terminates service for any reason other than normal retirement, disability or death, distribution will commence within the later of 60 days following the close of the plan year in which the participant terminates service or 60 days after the participant’s election to commence payment is delivered to the plan administrator. In the event of a participant’s death prior to termination of service, the participant’s account will be distributed to his or her beneficiary. If the participant dies after termination of service but prior to the complete distribution of his account balance, the undistributed balance will be distributed to the participant’s beneficiary in annual installments over three years unless the beneficiary elects otherwise.

In 2004, the deferred compensation retirement plan was amended to permit the directors to elect to invest their existing account balance in common stock of the Company. A rabbi trust was established and holds only the shares of Company common stock acquired by the plan.

Incentive Plan. Putnam Savings Bank maintains an incentive compensation plan for the benefit of its employees. The operation of the plan is predicated on attaining and exceeding management performance goals. The board of directors will formulate a rate of distribution for awards, based upon Putnam Savings Bank’s performance, measured by the bank’s return on equity and efficiency ratio. To be eligible for an award, a participant must be employed by April 1 of the plan year and must remain employed through the date of disbursement. Under the plan, incentive bonuses of up to 25% of salary may be paid to Putnam Savings Bank’s Chief Executive Officer and President, up to 20% to other senior officers, and up to 10% to 15% to other officers and employees.

Stock Benefit Plans

Employee Stock Ownership Plan and Trust. The Board of Directors of Putnam Savings Bank has adopted an employee stock ownership plan. Employees who are at least 21 years old with at least one year of employment with Putnam Savings Bank are eligible to participate. The employee stock ownership plan trust has borrowed funds from the Company and used those funds to purchase 257,062 shares of Company common stock. Collateral for the loan is the common stock purchased by the employee stock ownership plan. The loan is being repaid principally from Putnam Savings Bank discretionary contributions to the employee stock ownership plan over a period of up to 20 years. The loan documents provide that the loan may be repaid over a shorter period, without penalty for prepayments. The interest rate for the loan is a floating rate equal to the prime rate. Shares purchased by the employee stock ownership plan are held in a suspense account for allocation among participants as the loan is repaid.

Contributions to the employee stock ownership plan and shares released from the suspense account in an amount proportional to the repayment of the employee stock ownership plan loan will be allocated among employee stock ownership plan participants on the basis of compensation in the year of allocation. Benefits under the plan vest at the rate of 20% per year, starting upon completion of three years of credited service, and will be fully vested upon completion of seven years of credited service, with credit given to participants for years of credited service with Putnam Savings Bank’s mutual predecessor prior to the adoption of the plan. A participant’s interest in his account under the plan fully vests in the event of termination of service due to a participant’s early or normal retirement, death, disability, or upon a change in control (as defined in the plan). Vested benefits are payable in the form of common stock and/or cash. Putnam Savings Bank’s contributions to the employee stock ownership plan are discretionary, subject to the loan terms and tax law limits. Therefore, benefits payable under the employee stock ownership plan cannot be estimated. Pursuant to SOP 93-6, the Company records compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account. In the event of a change in control, the employee stock ownership plan will terminate.

Stock-Based Incentive Plan. The Company has adopted the PSB Holdings, Inc. 2005 Stock-Based Incentive Plan (the “Incentive Plan”), to provide officers, employees and directors of the Company or the Bank with additional incentives to share in the growth and performance of the Company. The Incentive Plan was approved by stockholders on October 21, 2005.

The Incentive Plan authorizes the issuance of up to 476,298 shares of Company common stock pursuant to grants of incentive and non-statutory stock options, stock appreciation rights, reload options, and restricted stock awards, provided that no more than 136,085 shares may be issued as restricted stock awards, and no more than 340,213 shares may be issued pursuant to the exercise of stock options.

Employees and outside directors of the Company or its subsidiaries are eligible to receive awards under the Incentive Plan.

The Incentive Plan provides for awards in the form of stock options, reload options (“Reload Options”), and restricted stock awards. Stock options granted under the Incentive Plan may be either “Incentive Stock Options” as defined under Section 422 of the Code or stock options not intended to qualify as such (“non-statutory stock options”). The Reload Options entitle the option holder, who has delivered shares that he or she owns as payment of the exercise price for option stock, to a new option to acquire additional shares equal in amount to the shares he or she has traded in. Reload Options may also be granted to replace option shares retained by the employer for payment of the option holder’s withholding tax. The option price at which additional shares of stock can be purchased by the option holder through the exercise of a Reload Option is equal to the market value of the previously owned stock at the time it was surrendered. The option period during which the Reload Option may be exercised expires at the same time as that of the original option that the holder has exercised.

Pursuant to the Incentive Plan, options to purchase 23,815 shares were granted to each non-employee director of the Company, except director Richard A. Loomis, who was granted options to purchase 10,206 shares. All such options were granted with an exercise price of $10.60 per share, the fair market value of the underlying shares on the date of the award. Awards vest in equal installments at a rate of 20% per year commencing on November 7, 2006. Awards will be 100% vested upon termination of employment due to death or disability, or following a change of control.

Pursuant to the Incentive Plan, 9,526 shares of restricted stock were awarded to each non-employee director of the Company, except director Loomis, who was granted 4,083 shares. The market value per share of the common stock was $10.60 on the date of the grant, and as of such date the aggregate value of the 9,526 shares awarded to each outside director was $100,976, and the aggregate value of the shares awarded to director Loomis was $43,280. Awards vest in equal installments at a rate of 20% per year commencing on November 7, 2006. Awards will be 100% vested upon termination of employment due to death or disability, or following a change of control. The total value of such shares awarded to all named executive officers and directors at June 30, 2006 was $1,009,756.

Set forth below is certain information regarding options granted to the named executive officers during fiscal year 2006.

OPTION GRANTS IN LAST FISCAL YEAR
Name	Options Granted	Percent of Total Options Granted to Employees in FY 2006(1)	Exercise Price	Expiration Date
Thomas A. Borner	61,238	29.4%	$10.60	11/07/2015
Robert G. Cocks, Jr.(2)	61,238	29.4	$10.60	11/07/2015
Robert J. Halloran, Jr.	34,021	16.3	$10.60	11/07/2015

(1)	Excluded from this calculation are options granted to non-employee directors of the Company.
(2)	Mr. Cocks forfeited options granted him under the Company’s 2005 Stock-Based Incentive Plan due to his resignation as a director and President of the Company, effective June 7, 2006.

No options were exercised by the named executive officers during fiscal year 2006. The following table sets forth information concerning options outstanding to the named executive officers at June 30, 2006.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
Name	Shares Acquired Upon Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End	Value of Unexercised In-The-Money Options at Fiscal Year-End (1)
			Exercisable/Unexercisable	Exercisable/Unexercisable
Thomas A. Borner	—	—	—/61,238	$—/$1,837
Robert G. Cocks, Jr.	—	—	—/—(2)	$—/$—(2)
Robert J. Halloran, Jr.	—	—	—/34,021	$—/$1,021

(1)	Based on a market value of $10.63 per share at June 30, 2006 and an exercise price of $10.60.
(2)	Mr. Cocks forfeited options granted him under the Company’s 2005 Stock-Based Incentive Plan due to his resignation as a director and President of the Company, effective June 7, 2006.

Set forth below is information as of June 30, 2006 regarding equity compensation plans. Other than the ESOP, the Company does not have any equity compensation plans that were not approved by its stockholders.

Plan	Number of securities to be issued upon exercise of outstanding options and rights		Weighted average exercise price		Number of securities remaining available for issuance under plan
Equity compensation plans approved by stockholders	391,430	(1)	$10.61	(2)	84,868	(3)
Equity compensation plans not approved by stockholders	—		—		—

Total	391,430	(1)	$10.61	(2)	84,868	(3)

(1)	Includes 114,868 shares of restricted stock and 276,562 options to purchase shares of common stock awarded under the Incentive Plan.
(2)	Relates to 276,562 outstanding stock options.
(3)	Includes 21,217 shares of restricted stock available for future issuance and 63,651 options to purchase shares of common stock under the Incentive Plan.

Transactions with Certain Related Persons

All transactions between the Company and its executive officers, directors, holders of 10% or more of the shares of its common stock and affiliates thereof, are on terms no less favorable to the Company than could have been obtained by it in arm’s-length negotiations with unaffiliated persons. Such transactions must be approved by a majority of the independent directors of the Company not having any interest in the transaction.

Section 402 of the Sarbanes-Oxley Act of 2002 generally prohibits an issuer from: (1) extending or maintaining credit; (2) arranging for the extension of credit; or (3) renewing an extension of credit in the form of a personal loan for an officer or director. There are several exceptions to this general prohibition, one of which is applicable to the Company. Sarbanes-Oxley does not apply to loans made by a depository institution that is insured by the FDIC and is subject to the insider lending restrictions of the Federal Reserve Act. All loans to Putnam Savings Bank’s directors and officers are made in conformity with the Federal Reserve Act and applicable regulations.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of the Company has approved the engagement of Whittlesey & Hadley, P.C. to be the Company’s independent registered public accounting firm for the 2007 fiscal year, subject to the ratification of the engagement by the Company’s stockholders. Stockholder ratification of the selection of Whittlesey & Hadley, P.C. is required by the Company’s Bylaws. At the Annual Meeting, stockholders will consider and vote on the ratification of the engagement of Whittlesey & Hadley, P.C. for the Company’s fiscal year ending June 30, 2007. A representative of Whittlesey & Hadley, P.C. is expected to attend the Meeting to respond to appropriate questions and to make a statement, if deemed appropriate.

Audit Fees. During the past two fiscal years, the fees billed for professional services rendered by Whittlesey & Hadley, P.C. (the “Independent Auditor”) for the audit of the Company’s annual financial statements and for the review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-QSB were $74,600 for 2006 and $59,000 for 2005.

Audit-Related Fees. During the past two fiscal years, there were no aggregate fees billed for professional services by the Independent Auditor that were reasonably related to the performance of the audit.

Tax Fees. During the past two fiscal years, the fees billed for professional services by the Independent Auditor for tax services such as tax advice, tax planning, tax compliance and the review of tax returns were $8,000 for 2006 and $5,300 for 2005. All tax fees billed by the Independent Auditor during 2006 were pre-approved by the Audit Committee.

All Other Fees. There were no aggregate fees billed to the Company by the Independent Auditor that are not described above during the past two fiscal years.

The Audit Committee considered whether the provision of non-audit services was compatible with maintaining the independence of its independent registered public accounting firm. The Audit Committee concluded that performing such services in fiscal 2006 did not affect the independent registered public accounting firm’s independence in performing its function as auditors of the Company’s financial statements.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

In order to ratify the selection of Whittlesey & Hadley, P.C. as the independent registered public accounting firm for the 2007 fiscal year, the proposal must receive at least a majority of the votes cast “FOR” or “AGAINST”, either in person or by proxy, in favor of such ratification. The Board of Directors recommends a vote “FOR” the ratification of Whittlesey & Hadley, P. C., as the Company’s independent registered public accounting firm for the 2007 fiscal year.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s executive office, 40 Main Street, Putnam, Connecticut 06260, no later than June 4, 2007. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than the matters described above in this proxy statement. However, if any matters should properly come before the Annual Meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors, except for matters related to the conduct of the Annual Meeting, as to which they shall act in accordance with their best judgment. The Board of Directors intends to exercise its discretionary authority to the fullest extent permitted under the Exchange Act.

ADVANCE NOTICE OF BUSINESS TO BE BROUGHT BEFORE AN ANNUAL MEETING

The Bylaws of the Company provide an advance notice procedure for certain business or nominations to the Board of Directors to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the

Secretary of the Company not less than five days prior to the date of the annual meeting. No other proposal shall be acted upon at the annual meeting. A stockholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary at least five days prior to the annual meeting, the proposal will be laid over for action at an adjourned, special or annual meeting taking place 30 days or more thereafter.

The date on which the next Annual Meeting of Stockholders is expected to be held is November 2, 2007. Accordingly, advance written notice of business or nominations to the Board of Directors to be brought before the 2007 Annual Meeting of Stockholders must be made in writing and delivered to the Secretary of the Company no later than October 28, 2007.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

The Company’s 2006 Annual Report to Stockholders has been mailed to all stockholders of record as of the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED JUNE 30, 2006, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO BARBARA L. MCGARRY, CORPORATE SECRETARY, PSB HOLDINGS, INC., 40 MAIN STREET, PUTNAM, CONNECTICUT 06260, OR CALL AT (860) 928-6501.

BY ORDER OF THE BOARD OF DIRECTORS

Barbara L. McGarry

Corporate Secretary

Putnam, Connecticut

October 2, 2006

REVOCABLE PROXY

PSB HOLDINGS, INC.

ANNUAL MEETING OF STOCKHOLDERS

November 3, 2006

The undersigned hereby appoints the official proxy committee consisting of the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders (“Annual Meeting”) to be held at the Community Room of Quinebaug Valley Community College, located at 742 Upper Maple Street, Danielson, Connecticut on November 3, 2006, at 11:00 a.m., Connecticut time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

		FOR	VOTE WITHHELD
(except as marked to the contrary below)

1.

The election as directors of all nominees listed below,

each to serve for the term specified after his name:

                Thomas A. Borner (three-year term)

                Richard A. Loomis (three-year term)

                John P. Miller (three-year term)

                Charles W. Bentley, Jr. (one-year term)

                Robert J. Halloran, Jr. (two-year term)

		☐	☐
INSTRUCTION: To withhold your vote for one or more nominees, write the name of the nominee(s) on the line(s) below.

		FOR	AGAINST	ABSTAIN

2.	The ratification of Whittlesey & Hadley, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2007.	☐	☐	☐

The Board of Directors recommends a vote “FOR” Proposal 1 and Proposal 2.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Annual Meeting, a Proxy Statement dated October 2, 2006, and audited financial statements.

Dated:	☐ Check Box if You Plan to Attend Annual Meeting

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

Please complete and date this proxy and return it promptly

in the enclosed postage-prepaid envelope.